
<ARTICLE>            5
<LEGEND>             This Schedule contains summary financial information
                     extracted from the consolidated balance sheet and the
                     consolidated statement of income filed as part of
                     Form 10-Q and is qualified in its entirety by reference
                     to such Form 10-Q.

                     This amendment corrects a typographical error in the Financial Data Schedule filed on 11 August 2000. The amounts for the line item (receivables) and the line item (allowances) were revised, with no change in net receivables due to the revision. The revision has no impact on the Statement of Consolidated Income or the Consolidated Balance Sheet.

</LEGEND>
<MULTIPLIER>                                                1,000,000
<CURRENCY>                                          U S Dollar

<PERIOD-TYPE>                                       9-MOS
<FISCAL-YEAR-END>                                   SEP-30-2000
<PERIOD-START>                                      OCT-01-1999
<PERIOD-END>                                        JUN-30-2000
<EXCHANGE-RATE>                                                     1
<CASH>                                                            113
<SECURITIES>                                                        0
<RECEIVABLES>                                                     973
<ALLOWANCES>                                                       12
<INVENTORY>                                                       446
<CURRENT-ASSETS>                                                 1949
<PP&E>                                                          10626
<DEPRECIATION>                                                   5212
<TOTAL-ASSETS>                                                   8567
<CURRENT-LIABILITIES>                                            1684
<BONDS>                                                          2800
<PREFERRED-MANDATORY>                                               0
<PREFERRED>                                                         0
<COMMON>                                                          249
<OTHER-SE>                                                       2395
<TOTAL-LIABILITY-AND-EQUITY>                                     8567
<SALES>                                                          4018
<TOTAL-REVENUES>                                                 4018
<CGS>                                                            2796
<TOTAL-COSTS>                                                    2796
<OTHER-EXPENSES>                                                   92
<LOSS-PROVISION>                                                    7
<INTEREST-EXPENSE>                                                141
<INCOME-PRETAX>                                                  (208)
<INCOME-TAX>                                                     (120)
<INCOME-CONTINUING>                                               (94)
<DISCONTINUED>                                                      0
<EXTRAORDINARY>                                                     0
<CHANGES>                                                           0
<NET-INCOME>                                                      (94)
<EPS-BASIC>                                                     (0.44)
<EPS-DILUTED>                                                   (0.44)




